UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2013

Commission file number 001-11625

Pentair Ltd.

(Exact name of Registrant as specified in its charter)

Switzerland	98-1050812
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

Freier Platz 10, 8200 Schaffhausen, Switzerland

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 41-52-630-48-00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

Pentair Finance S.A. (the “Issuer”), a wholly-owned subsidiary of Pentair Ltd. (the “Company”), has previously issued $350 million aggregate principal amount of its 1.350% Senior Notes due 2015, $350 million aggregate principal amount of its 1.875% Senior Notes due 2017, $250 million aggregate principal amount of its 2.650% Senior Notes due 2019, $373 million aggregate principal amount of its 5.000% Senior Notes due 2021, and $550 million aggregate principal amount of its 3.150% Senior Notes due 2022 (collectively, the “Notes”) in transactions exempt from the registration requirements of the Securities Act of 1933, as amended. The Company has fully and unconditionally guaranteed the due and punctual payment of the principal of, premium, if any, and interest and any additional amounts, if any, on the Notes.

In connection with the Company’s and the Issuer’s anticipated filing of a Registration Statement on Form S-4 relating to an offer to exchange the Notes for new, registered Notes, and in accordance with Article 11 of Regulation S-X, the Company is filing as Exhibit 99.1 to this Current Report on Form 8-K unaudited pro forma condensed combined financial information which gives effect to the Transactions (as defined in Exhibit 99.1) and the Pentair Reorganization (as defined in Exhibit 99.1) as if they had been consummated on January 1, 2012.

ITEM 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit	Document

99.1	Unaudited Pro Forma Condensed Combined Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on March 11, 2013.

PENTAIR LTD. Registrant

By:	/s/ Angela D. Lageson
Angela D. Lageson
Senior Vice President, General Counsel and Secretary

PENTAIR LTD.

Exhibit Index to Current Report on Form 8-K

Dated March 11, 2013

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Combined Financial Information

4